                           PRO FORMA FINANCIAL DATA

   The following pro forma financial data gives effect to the Acquisitions, the Branch Sales and the issuances of the Series A Preferred Shares, the Holdings Preferred Stock, the Holdings 9 1/8% Senior Subordinated Notes, the (Parent) Holdings 12 1/2% Senior Notes and the 10 5/8% Notes. The Branch Purchases and the Home Federal Acquisition have not been reflected in the pro forma financial data because such transactions are not material either individually or in the aggregate.

   The following pro forma financial data as of and for the nine months ended September 30, 1996 are based on (i) the historical consolidated statement of financial condition of (Parent) Holdings giving effect to the Cal Fed Acquisition and the issuances of the Series A Preferred Shares and the 10 5/8% Notes as if such transactions occurred on September 30, 1996, and (ii) the historical consolidated statement of operations of (Parent) Holdings for the nine months ended September 30, 1996 giving effect to the Cal Fed Acquisition, the SFFed Acquisition, the LMUSA 1996 Purchase, the Branch Sales and the issuances of the Series A Preferred Shares, the Holdings Preferred Stock, the Holdings 9 1/8% Senior Subordinated Notes, the (Parent) Holdings 12 1/2% Senior Notes and the 10 5/8% Notes as if such transactions occurred on January 1, 1995. The following pro forma financial data for the year ended December 31, 1995 is based on the historical consolidated statement of operations of (Parent) Holdings for the year ended December 31, 1995 giving effect to the Acquisitions, the Branch Sales and the issuances of the Series A Preferred Shares, the Holdings Preferred Stock, the Holdings 9 1/8% Senior Subordinated Notes, the (Parent) Holdings 12 1/2% Senior Notes and the 10 5/8% Notes as if such transactions occurred on January 1, 1995. The pro forma adjustments are based on available information and upon certain assumptions that management believes are reasonable under the circumstances. The Acquisitions are accounted for under the purchase method of accounting. Under this method of accounting, the purchase price has been allocated to the assets and liabilities acquired based on preliminary estimates of fair value. The actual fair value is determined as of the consummation of each of the Acquisitions. The pro forma financial data do not necessarily reflect the results of operations or the financial position of (Parent) Holdings that actually would have resulted had the Acquisitions, the Branch Sales and the issuances of the Series A Preferred Shares, the Holdings Preferred Stock, the Holdings 9 1/8% Senior Subordinated Notes, the (Parent) Holdings 12 1/2% Senior Notes and the 10 5/8% Notes occurred at the dates indicated, or project the results of operations or financial position of (Parent) Holdings for any future date or period.

   The pro forma financial data should be read in conjunction with the notes accompanying the Pro Forma Financial Data. In addition, the following pro forma financial data should be read in conjunction with the Consolidated Financial Statements of (Parent) Holdings and the notes thereto, the Consolidated Financial Statements of SFFed and the notes thereto and the Consolidated Financial Statements of Cal Fed and California Federal and the notes thereto, as filed with each Company's Annual Report on Form 10-K.

   Capitalized terms used but not defined herein have the meaning ascribed to them in the Glossary of Terms which begins on P-33 to this Exhibit 99.1.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                                JUNE 30, 1996
                            (DOLLARS IN THOUSANDS)

                                                                CAL FED ACQUISITION (A)
                                            -------------------------------------------------------------
                                (PARENT)
                                HOLDINGS        CAL FED        VALUATION       PRO FORMA      CAL FED PRO
                               HISTORICAL    HISTORICAL(i)  ADJUSTMENTS(ii) ADJUSTMENTS(iii)     FORMA
                             -------------  -------------  ---------------  --------------  -------------
ASSETS
Cash and cash equivalents  .   $   271,218    $   197,900      $      0        $(992,839)(2)  $  (794,939)
Securities .................       572,210      1,444,400          (741)(1)     (300,000)(2)    1,143,659
Mortgage-backed securities       3,360,527      2,040,800         4,768 (1)           --        2,045,568
Loans receivable, net  .....    11,307,216     10,055,100       (31,685)(1)           --       10,023,415
Office premises and
 equipment, net ............        92,088         64,000       (56,633)(1)           --            7,367
Mortgage servicing rights,
 net .......................       406,669          4,866        27,392 (1)           --           32,258
Core deposit and other
 intangible assets .........       144,782         14,580       (14,580)(1)      531,094 (1)      531,094
Other assets ...............       832,093        305,054       185,720 (1)            0          490,774
                             -------------  -------------  ---------------  --------------  -------------
Total assets ...............   $16,986,803    $14,126,700      $114,241        $(761,745)     $13,479,196
                             =============  =============  ===============  ==============  =============
LIABILITIES AND
 STOCKHOLDER'S EQUITY
Deposits ...................   $ 8,799,990    $ 8,763,000      $  3,839 (1)    $      --      $ 8,766,839
Borrowings .................     6,983,858      4,304,100        (2,043)(1)           --        4,302,057

Other liabilities ..........       430,364        232,500         5,300 (1)           --          237,800
                             -------------  -------------  ---------------  --------------  -------------
Total liabilities ..........    16,214,212     13,299,600         7,096               --       13,306,696
                             -------------  -------------  ---------------  --------------  -------------
Minority interest ..........       613,547        172,500            --               --          172,500
Stockholder's Equity:
 Common stock ..............             1         49,400            --          (49,400)(3)           --
 Additional paid-in
  capital ..................            --        841,000            --         (841,000)(3)           --
 Net unrealized holding
  gain on securities .......        28,069             --            --               --               --
 Retained earnings
  (deficit) ................       130,974       (235,800)      107,145 (1)      128,655 (3)           --
                             -------------  -------------  ---------------  --------------  -------------
 Total stockholder's
  equity ...................       159,044        654,600       107,145         (761,745)              --
                             -------------  -------------  ---------------  --------------  -------------
Total liabilities, minority
 interest and stockholder's
 equity ....................   $16,986,803    $14,126,700      $114,241        $(761,745)     $13,479,196
                             =============  =============  ===============  ==============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 PRO FORMA
                            CAPITALIZATION(B)    COMBINED
                             ---------------  -------------
ASSETS
Cash and cash equivalents  .     $ 555,000 (1)  $    31,279
Securities .................            --        1,715,869
Mortgage-backed securities              --        5,406,095
Loans receivable, net  .....            --       21,330,631
Office premises and
 equipment, net ............            --           99,455
Mortgage servicing rights,
 net .......................            --          438,927
Core deposit and other
 intangible assets .........            --          675,876
Other assets ...............        20,000 (1)    1,342,867
                             ---------------  -------------
Total assets ...............     $ 575,000      $31,040,999
                             ===============  =============
LIABILITIES AND
 STOCKHOLDER'S EQUITY
Deposits ...................     $      --      $17,566,829
Borrowings .................      (191,000)(2)   11,669,915
                                   575,000 (1)
Other liabilities ..........            --          668,164
                             ---------------  -------------
Total liabilities ..........       384,000       29,904,908
                             ---------------  -------------
Minority interest ..........       200,000 (2)      986,047
Stockholder's Equity:
 Common stock ..............            --                1
 Additional paid-in
  capital ..................        (9,000)(2)       (9,000)
 Net unrealized holding
  gain on securities .......            --           28,069
 Retained earnings
  (deficit) ................            --          130,974
                             ---------------  -------------
 Total stockholder's
  equity ...................        (9,000)         150,044
                             ---------------  -------------
Total liabilities, minority
 interest and stockholder's
 equity ....................     $ 575,000      $31,040,999
                             ===============  =============

------------

(A)    See note (A) on page P-3.

(B)    See note (B) on page P-6.

(i) Represents historical amounts obtained from Cal Fed's unaudited financial statements.

(ii) Represents adjustments to (i) record Cal Fed's assets and liabilities at preliminary estimates of their respective fair values and (ii) the elimination of Cal Fed's historical intangible assets.

(iii) Represents adjustments to record (i) the purchase price of the Cal Fed Acquisition, and (ii) the elimination of the equity of Cal Fed.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
    NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                              SEPTEMBER 30, 1996
                (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)

(A) CAL FED ACQUISITION

(1) The Cal Fed Acquisition will be accounted for using the purchase method of accounting. The total purchase cost will be allocated first to the tangible and identifiable intangible assets and liabilities of Cal Fed based on their respective fair values and the remainder will be allocated to goodwill. The aggregate purchase price was determined as follows:

Purchase price, as defined:
    Shares outstanding at September 30, 1996  .   49,427,074
    Options outstanding at September 30, 1996      1,355,140
                                                ------------
       Total ..................................   50,782,214
    Purchase price per share ..................  $     23.50
                                                ------------
    Purchase price for outstanding shares  ....  $ 1,193,382
    Exercise of options outstanding (a)  ......      (10,800)
                                                ------------
    Purchase price ............................  $ 1,182,582
    Acquisition fees and expenses (b)  ........      110,257
                                                ------------
       Total ..................................  $ 1,292,839
                                                ============

    The following is a reconciliation of the common equity of Cal Fed to the fair value of the net assets to be acquired by Holdings:

Common equity of Cal Fed at September 30, 1996  ..             $  654,600
Fair value adjustments (c):
 Securities ......................................   $   (741)
 Mortgage-backed securities ......................      4,768
 Loans receivable, net ...........................    (31,685)
 Mortgage servicing rights .......................     27,392
 Office premises and equipment (d) ...............    (56,633)
 Litigation receivable, net (other assets) (e)  ..    132,720
 Other assets (f) ................................     53,000
 Deposit accounts ................................     (3,839)
 Borrowings ......................................      2,043
 Other liabilities (g) ...........................     (5,300)
 Elimination of historical intangible assets  ....    (14,580)
                                                   ----------
                                                      107,145      107,145
                                                               -----------
 Fair value of net assets acquired ...............                 761,745
 Purchase cost ...................................               1,292,839
                                                               -----------
 Excess of purchase cost over net assets acquired
  ("goodwill") ...................................              $  531,094
                                                               ===========

   (a) Represents cash to be received by Cal Fed in settlement of stock options and stock appreciation rights outstanding as of September 30, 1996 (1,355,140 options outstanding at an average price of $7.97 per share).

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
    NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                              SEPTEMBER 30, 1996
                            (DOLLARS IN THOUSANDS)

(A) CAL FED ACQUISITION (CONTINUED)

   (b) Represents fees and costs consisting of the following:

 Severance costs .......................................  $ 45,500
 Pension plan termination costs ........................     6,700
 Conversion and contract termination costs .............    33,257
 Investment banking, legal and other professional costs     24,800
                                                         ---------
                                                          $110,257
                                                         =========

   Severance costs were estimated based on (i) obligations assumed by Holdings under Cal Fed's compensation agreements with eleven of its executive officers; (ii) transaction bonuses to six Cal Fed executive officers; (iii) severance benefits paid or payable pursuant to a letter agreement between Cal Fed and Holdings for approximately 850 employees who are not parties to separate employment agreements; and (iv) relocation benefits for employees who have been offered employment opportunities in northern California. The obligations of Holdings pursuant to items (i) and
  (ii) above approximate $15.5 million and $10 million, respectively. Non-contract employees are eligible to be paid three weeks of severance per year of service, with a minimum payment of eight weeks severance. In addition, 52 employees have guaranteed minimum severance payments, which often exceed the three weeks per year of service. Holdings' termination plan has been developed, and employees to be terminated have been so notified. Termination dates are expected to fall within six months of the consummation of the Cal Fed Acquisition.

   Pension termination costs represent lump sum distributions which are required under Cal Fed's defined benefit programs upon termination of such plans. These amounts, totalling $4.2 million, have not been previously accrued. In addition, the purchase agreement includes $2.5 million allocated to an employee retention pool, established to provide additional incentive to critical employees to remain with Cal Fed until the Cal Fed Acquisition was consummated.

   The majority of conversion and contract costs of $33.3 million represents costs and penalties expected to be incurred by Holdings in connection with the cancellation of outstanding contracts. Such contracts consist primarily of data processing services and real property lease arrangements. This amount also includes the transfer cost of mortgage loan servicing, estimated at $40 per loan, based on the Bank's historical experience.

   (c) Fair value adjustments are amortized against (accreted to) net income as follows:

                                                                                     PERIOD OF AMORTIZATION
              ITEM                      METHOD OF AMORTIZATION (ACCRETION)                (ACCRETION)
------------------------------  ------------------------------------------------  --------------------------
Mortgage-backed securities       Level yield method over effective terms of such     6 to 9 years
                                    assets, considering estimated prepayments
Loans receivable                 Level yield method over effective terms of such     2 to 12 years
                                    assets, considering estimated prepayments
Mortgage servicing rights        Level yield method over effective terms of such     2 to 7 years
                                    assets, considering estimated prepayments
Goodwill                         Straight-line method                                15 years
Deposit accounts                 Level yield method over stated terms of such        1 to 6 years
                                    liabilities
Borrowings                       Level yield method over stated terms of such        1 to 9 years
                                    liabilities

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
    NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                              SEPTEMBER 30, 1996
                (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)

(A) CAL FED ACQUISITION (CONTINUED)

   With respect to goodwill, representing the excess of the purchase price over the fair value of tangible assets acquired and liabilities assumed (the "Excess"), Holdings does not currently anticipate that any of the Excess will be allocated to "identifiable intangible assets" (i.e., core deposit intangible) in connection with the Cal Fed Acquisition. Based on prior core deposit intangible studies, management estimates that the value of California deposits would approximate $135 million, at September 30, 1996. The average life of this intangible, based on historical experience, is approximately five years. On the other hand, goodwill related to financial institutions is, by industry standards, typically amortized over a 25 year period. Holdings has elected instead to amortize the Excess over 15 years. This treatment is predicated on the fact that 15 years is a reasonable approximation of the combined lives of a separately determinable core deposit intangible and the remaining Excess, and that non-segregation of these assets would not have a significant effect on Holdings' financial statements.

   (d) Includes (i) $45.7 million in fair value adjustments to reflect obligations assumed under master lease arrangements on Cal Fed's two corporate facilities at market rental rates, net of sub-lease income;
       (ii) fair value adjustments to reflect lease obligations on branch facilities at market rates; and (iii) fair value adjustments related to certain data processing hardware and software.

   (e) Represents the estimated after-tax recovery that will inure to Holdings from the California Federal Litigation, net of amounts payable to holders of Litigation Interests and the Secondary Litigation Interests. The estimated fair value of such litigation asset was determined based on the following methodology:

           CALCULATION OF ESTIMATED GROSS PROCEEDS (WHOLE DOLLARS)

CALGZ CLOSING PRICE AT SEPTEMBER 30, 1996    $     11.375
CALGZ Shares Outstanding .................      5,075,549
                                           ---------------
CALGZ Total Value ........................   $ 57,734,370
CALGZ Share of Litigation Proceeds  ......       25.37775%
                                           ---------------
Total Value, After-tax Proceeds ..........   $227,499,955
Gross-up for Tax Effect (1-40.2%)  .......          59.80%
                                           ---------------
                                             $380,434,708(i)
Subjective Discount (ii) .................     57,065,206
                                           ---------------
Estimated Gross Proceeds .................   $323,369,502
                                           ===============

        (i) No adjustment for expenses included due to immateriality to total proceeds.

       (ii) Subjective discount of approximately 15% was applied in consideration of the variability of the market prices of the CALGZ interests over time (which may be attributed in part to the market's assumptions concerning, among other things, the time frame for the final settlement of the California Federal Litigation, the related discount for the time value of money, and past and future expenses incurred in pursuing the California Federal Litigation). After discount, estimated gross proceeds represent a CALGZ price of $9.67 per share.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
    NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                              SEPTEMBER 30, 1996
                (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)

(A) CAL FED ACQUISITION (CONTINUED)

                           DISTRIBUTION OF PROCEEDS

Estimated Gross Proceeds ....................   $ 323,370
Tax Liability, Estimated at 40.2% ...........     129,995
                                              -----------
Total After-tax Proceeds ....................   $ 193,375
                                              ===========
Distribution to Class A Certificate Holders     $ 193,375
CALGZ Share of After-tax Proceeds ...........    25.37775%
                                              -----------
Total Distribution to Class A Holders  ......   $  49,074
                                              ===========
Remaining After-tax Proceeds ................   $ 144,301
Holdings Initial Distribution ...............     125,000
                                              -----------
Remainder for Secondary Distribution  .......   $  19,301
                                              ===========
Holdings--40% Distribution ..................   $   7,720
Class B Certificate Holders--60%
 Distribution ...............................      11,581
                                              -----------
 Total Secondary Distribution ...............   $  19,301
                                              ===========
Holdings Distribution:
 Initial Distribution .......................   $ 125,000
 40% Secondary Distribution .................       7,720
                                              -----------
  Total Holdings Distribution ...............   $ 132,720
                                              ===========

       Once the allocation of purchase price has been made, Holdings will incur periodic charges against earnings for any market value declines in the carrying value of this asset. Market value will be determined based upon the market value of the CALGZ and Secondary Litigation Interests, and will also consider a decline in value related to factors of which management is aware which may not be reflected in the market values of these securities. Any increases in market value above the original cost basis established through purchase accounting will be deferred until the final realization of the settlement.

   (f) Includes fair value adjustments to reflect (i) federal income tax and interest receivable, net of California franchise tax and interest payable, and (ii) investor advances accounts related to the loan servicing operation.

   (g) Includes fair value adjustments to deficit escrow accounts.

(2) Represents payment by Holdings in connection with the Cal Fed
    Acquisition. The cash portion of the purchase price will be obtained by liquidating certain of Cal Fed's assets at book value, as follows:

Existing cash ....................................................  $  992,839
Sale of securities available for sale and proceeds from
 securities purchased under agreements to resell .................     300,000
                                                                   -----------
  Purchase Price .................................................  $1,292,839
                                                                   ===========

(3) Represents the elimination of the common equity components of Cal Fed of $761,745.

(B) CAPITALIZATION

(1) Represents the issuance of the 10 5/8% Notes:

 Proceeds from the issuance of the 10 5/8%
 Notes .....................................   $575,000
Less: deferred issuance costs ..............    (20,000)
                                             ----------
 Net proceeds ..............................   $555,000
                                             ==========

(2) Represents the proceeds from the issuance of Series A Preferred Shares:

 Proceeds from the issuance of the Series A Preferred Shares   $200,000
Less: issuance costs (additional paid-in capital)  .........     (9,000)
                                                             ----------
 Net proceeds ..............................................   $191,000
                                                             ==========

        Net proceeds will be used to reduce borrowings of the Bank.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                                       SFFED       LMUSA 1996      CAL FED
                                       (PARENT)     ACQUISITION   PURCHASE PRO   ACQUISITION
                                       HOLDINGS      PRO FORMA       FORMA        PRO FORMA
                                      HISTORICAL     TOTALS(A)     TOTALS(B)     TOTALS (C)
                                    ------------  -------------  ------------  -------------
INTEREST INCOME:
Loans receivable ..................    $716,523       $21,821        $   --       $579,125
Securities ........................      24,875         1,017            --         80,200
Mortgage-backed securities ........     191,602         3,174            --        127,000
Other interest income .............       1,413            --            --        (21,792)
                                    ------------  -------------  ------------  -------------
 Total interest income ............     934,413        26,012            --        764,533
INTEREST EXPENSE:
Deposits ..........................     323,246        12,401            --        318,700
Borrowings ........................     316,128         6,114          (848)       173,525
                                                                         --
                                    ------------  -------------  ------------  -------------
 Total interest expense ...........     639,374        18,515          (848)       492,225
Net interest income ...............     295,039         7,497           848        272,308
Provision for loan losses .........      29,700           500            --         30,800
                                    ------------  -------------  ------------  -------------
Net interest income after
 provision for loan losses ........     265,339         6,997           848        241,508
NONINTEREST INCOME:
Customer banking fees .............      34,356           199            --         36,300
Mortgage banking operations  ......      92,150           191         3,484          3,500
Net gain (loss) on sales of assets      414,413        (1,140)           --          1,800
Other .............................      54,542           239            51         15,500
                                    ------------  -------------  ------------  -------------
 Total noninterest income .........     595,461          (511)        3,535         57,100
NONINTEREST EXPENSE:
Compensation and benefits .........     155,976         1,257         2,070         50,994
Other .............................     224,075         2,616         1,099        175,824
                                    ------------  -------------  ------------  -------------
 Total noninterest expense ........     380,051         3,873         3,169        226,818
                                    ------------  -------------  ------------  -------------

Income (loss) before income taxes
 and minority interest ............     480,749         2,613         1,214         71,790
Income tax (benefit) expense  .....     (81,448)          369           120         11,439
                                    ------------  -------------  ------------  -------------
Income (loss) before minority
 interest .........................     562,197         2,244         1,094         60,351
MINORITY INTEREST .................     143,535           449           219         27,190
                                    ------------  -------------  ------------  -------------
Net income (loss) .................    $418,662       $ 1,795        $  875       $ 33,161
                                    ============  =============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      BRANCH SALES
                                       PRO FORMA        PRO FORMA      PRO FORMA
                                       TOTALS(D)     ADJUSTMENTS (E)    COMBINED
                                    --------------  ---------------  ------------
INTEREST INCOME:
Loans receivable ..................     $   (110)       $     --       $1,317,359
Securities ........................           --              --          106,092
Mortgage-backed securities ........           --              --          321,776
Other interest income .............           --              --          (20,379)
                                    --------------  ---------------  ------------
 Total interest income ............         (110)             --        1,724,848
INTEREST EXPENSE:
Deposits ..........................      (40,742)             --          613,605
Borrowings ........................       44,835          (7,819) (1)     595,748
                                                          63,813 (2)
                                    --------------  ---------------  ------------
 Total interest expense ...........        4,093          55,994        1,209,353
Net interest income ...............       (4,203)        (55,994)         515,495
Provision for loan losses .........           --              --           61,000
                                    --------------  ---------------  ------------
Net interest income after
 provision for loan losses ........       (4,203)        (55,994)         454,495
NONINTEREST INCOME:
Customer banking fees .............       (3,965)             --           66,890
Mortgage banking operations  ......           --              --           99,325
Net gain (loss) on sales of assets            10              --          415,083
Other .............................         (163)             --           70,169
                                    --------------  ---------------  ------------
 Total noninterest income .........       (4,118)             --          651,467
NONINTEREST EXPENSE:
Compensation and benefits .........       (4,337)             --          205,960
Other .............................       (3,387)          2,972 (3)      403,199
                                    --------------  ---------------  ------------
 Total noninterest expense ........       (7,724)          2,972          609,159
                                    --------------  ---------------  ------------

Income (loss) before income taxes
 and minority interest ............         (597)        (58,966)         496,803
Income tax (benefit) expense  .....          (59)         (3,736)(4)      (73,315)
                                    --------------  ---------------  ------------
Income (loss) before minority
 interest .........................         (538)        (55,230)         570,118 (6)
MINORITY INTEREST .................         (108)         13,227 (5)      184,512
                                    --------------  ---------------  ------------
Net income (loss) .................     $   (430)       $(68,457)      $  385,606
                                    ==============  ===============  ============

------------

   (A) See note (A) on page P-8.

   (B) See note (B) on page P-11.

   (C) See note (C) on page P-13.

   (D) See note (D) on page P-16.

   (E) See note (E) on page P-18.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(A) SFFED ACQUISITION
-----------------------------------
                                                 ONE MONTH ENDED JANUARY 31, 1996 (a)
                                     -------------------------------------------------------------
                                                                                          SFFED
                                                                                       ACQUISITION
                                                       VALUATION        PRO FORMA       PRO FORMA
                                       HISTORICAL   ADJUSTMENTS (b)  ADJUSTMENTS (c)     TOTALS
                                     ------------  ---------------  ---------------  -------------
INTEREST INCOME:
Loans receivable ...................    $20,524        $   1,297 (1)     $    --         $21,821
Securities .........................      1,017               --              --           1,017
Mortgage-backed securities .........      2,976              198 (1)          --           3,174
Other interest income ..............         --               --              --              --
                                     ------------  ---------------  ---------------  -------------
 Total interest income .............     24,517            1,495              --          26,012
INTEREST EXPENSE:
Deposits ...........................     11,693              708 (1)          --          12,401
Borrowings .........................      5,861              253 (1)          --           6,114
                                     ------------  ---------------  ---------------  -------------
 Total interest expense ............     17,554              961              --          18,515
                                     ------------  ---------------  ---------------  -------------
Net interest income ................      6,963              534              --           7,497
Provision for loan losses ..........        500               --              --             500
                                     ------------  ---------------  ---------------  -------------
Net interest income after provision
 for loan losses ...................      6,463              534              --           6,997
NONINTEREST INCOME:
Customer banking fees ..............        199               --              --             199
Mortgage banking operations  .......        557             (366)(1)          --             191
Net gain (loss) on sales of assets       (1,140)              --              --          (1,140)
Other ..............................        239               --              --             239
                                     ------------  ---------------  ---------------  -------------
 Total noninterest income ..........       (145)            (366)             --            (511)
NONINTEREST EXPENSE:
Compensation and benefits ..........      6,041               --          (4,784)(3)       1,257
Other ..............................      4,315            1,076 (2)      (2,775)(4)       2,616
                                     ------------  ---------------  ---------------  -------------
 Total noninterest expense .........     10,356            1,076          (7,559)          3,873
                                     ------------  ---------------  ---------------  -------------
Income (loss) before income taxes
 and minority interest .............     (4,038)            (908)          7,559           2,613
Income tax (benefit) expense  ......     (4,993)              --           5,362 (5)         369
                                     ------------  ---------------  ---------------  -------------
Net income (loss) before minority
 interest ..........................        955             (908)          2,197           2,244
MINORITY INTEREST ..................         --               --             449 (6)         449
                                     ------------  ---------------  ---------------  -------------
Net income (loss) ..................    $   955        $    (908)        $ 1,748         $ 1,795
                                     ============  ===============  ===============  =============

------------

   (a) The SFFed Acquisition was consummated on February 1, 1996. Historical results represent unaudited results of operations of SFFed for the month ended January 31, 1996.

   (b) Represents adjustments to reflect (i) the amortization or accretion of fair value adjustments and (ii) the elimination of amortization of historical goodwill.

   (c) Represents adjustments to reflect (i) the elimination of certain noninterest expense due to consolidation of SFFed operations with First Nationwide's and (ii) the elimination of certain historical noninterest expense recorded by SFFed as a result of the acquisition by First Nationwide, and (iii) income taxes relative to the SFFed Acquisition.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(A) SFFED ACQUISITION (CONTINUED)

                                                                                     IMPACT ON INCOME BEFORE
                                                                                    INCOME TAXES AND MINORITY
                                                                                        INTEREST INCREASE
                                                                                           (DECREASE)
                                                                                   -------------------------
(1) Represents amortization or accretion of fair value adjustments for the one month ended January 31, 1996 as follows:

    Loans receivable, net .........................................................           $ 1,297
    Mortgage-backed securities ....................................................               198
    Deposits ......................................................................              (708)
    Borrowings ....................................................................              (253)
    Mortgage servicing rights .....................................................              (366)

                                                                                        IMPACT ON INCOME
                                                                                       BEFORE INCOME TAXES
                                                                                      AND MINORITY INTEREST
                                                                                       INCREASE (DECREASE)
                                                                                   -------------------------
(2) Represents adjustments for the one month ended January 31, 1996 consisting of the following:

    Amortization of fair value adjustments--amortization of goodwill ..............           $(1,131)
    Elimination of amortization of SFFed's historical goodwill ....................                55
                                                                                   -------------------------
                                                                                             $(1,076)
                                                                                   =========================
(3) Represents adjustments to compensation and benefits expense for the one month ended January 31, 1996 relating to the consolidation of SFFed's operations into those of (Parent) Holdings:
       Decrease in compensation and benefits due to the reduction in headcount from
       620 at January 1, 1996 to approximately 260 after the consummation of the SFFed
       Acquisition. Substantially all retained employees represent retail branch
       personnel. ................................................................           $ 1,586
       Elimination of certain nonrecurring expenses recorded by SFFed related  to the acquisition by (Parent) Holdings:
         Accrual for severance for employees noticed for termination in January
         1996 ....................................................................             2,459
         Directors retirement plan and fees ......................................               388
         Expense related to restricted stock options .............................               351
                                                                                   -------------------------
                                                                                             $ 4,784
                                                                                   =========================

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
  NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (CONTINUED)
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                            (DOLLARS IN THOUSANDS)

(A) SFFED ACQUISITION (CONTINUED)

(4) Represents adjustments to other noninterest expense relating to the consolidation of SFFed's operations into those of (Parent) Holdings. Substantially all of SFFed's operations have been consolidated into the existing operations of (Parent) Holdings, resulting in a reduction in headcount of approximately 58% with the remaining personnel primarily consisting of retail branch personnel. In addition, ten retail branches have been closed. The estimates are based on the pro-rata portion of the annual expense reduction computed for the year ended December 31, 1995.

                                                               SFFED        COST OF        1995
                                                             HISTORICAL     ONGOING       EXPENSE
                                                               COSTS       OPERATIONS    REDUCTION
                                                           ------------  ------------  -----------
    Expense decreases due to consolidation:
     Mortgage banking operations:
      Occupancy expenses, including insurance  ...........    $ 1,329       $   588       $   741
      Travel, automobile and employee dues  ..............        282            67           215
      Telecommunications, postage and supplies  ..........        900           214           686
      Other, net  ........................................      1,047           460           587
                                                           ------------  ------------  -----------
       Subtotal mortgage banking operations  .............    $ 3,558       $ 1,329       $ 2,229
                                                           ============  ============  ===========
     Retail Banking operations--reductions due to
      consolidation of ten retail branches and retail
      operations center:
      Occupancy expenses, including insurance  ...........    $11,220       $ 3,405       $ 7,815
      SAIF assessment reduction based on lower historical
       assessment rate for First Nationwide  .............      6,811         6,011           800
      Travel, automobile and employee dues  ..............        410            60           350
      Telecommunications and data processing  ............      1,766           364         1,402
      Postage and messenger costs  .......................        666           473           193
      Other costs, net  ..................................        216           108           108
                                                           ------------  ------------  -----------
       Subtotal retail banking operations  ...............    $21,089       $10,421       $10,668
                                                           ============  ============  ===========
    Overhead areas, including executive offices, legal,
      human resources, information services, accounting,
      and strategic planning areas:
      Occupancy costs  ...................................    $ 1,316       $    --       $ 1,316
      Data processing costs  .............................      2,848         1,000         1,848
      Marketing and advertising expenses  ................      2,094           500         1,594
      Other overhead costs  ..............................      8,072         8,072            --
                                                           ------------  ------------  -----------
       Subtotal overhead areas  ..........................    $14,330       $ 9,572       $ 4,758
                                                           ============  ============  ===========
        Total decreases due to consolidation  ............    $38,977       $21,322       $17,655
                                                           ============  ============  ===========
    Estimated impact on January 1996 (1/12 of 1995 Expense Reduction)  ...............    $ 1,471
    Elimination of certain nonrecurring expenses recorded by  SFFed related to the acquisition by First Nationwide:  ................................................
     Retirement of office, premises and equipment  ...................................      1,115
     Directors and officers insurance premiums  ......................................        189
                                                                                       -----------
        Total expense reduction for the month ended January 31, 1996  ................    $ 2,775
                                                                                       ===========
(5) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the month ended January 31, 1996 related to the SFFed Acquisition was computed as follows:
      Income before taxes  ...........................................................    $ 2,613
      Add: permanent differences--amortization of goodwill  ..........................      1,131
                                                                                       -----------
      Taxable income  ................................................................    $ 3,744
                                                                                       ===========
      Federal AMT, reduced, to the extent of 90%, by net operating loss carryovers  ..    $    69
      State taxes, at an assumed rate of 8%  .........................................        300
                                                                                       -----------
                                                                                          $   369
                                                                                       ===========
(6) Represents 20% minority interest relative to $2,244 in pro forma net income relating to the
    SFFed Acquisition.


                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(B) LMUSA 1996 PURCHASE
----------------------------------------------
                                                               ONE MONTH ENDED JANUARY 31, 1996(a)
                                                ---------------------------------------------------------------
                                                                                                   LMUSA 1996
                                                                                  PRO FORMA       PURCHASE PRO
                                                 HISTORICAL(a)  ADJUSTMENTS(b)  ADJUSTMENTS(c)    FORMA TOTALS
                                                -------------  --------------  --------------  ----------------
INTEREST INCOME:
Loans receivable ..............................     $   --         $    --          $   --           $   --
Securities ....................................         --              --              --               --
Mortgage-backed securities ....................         --              --              --               --
Other interest income .........................         --              --              --               --
                                                -------------  --------------  --------------  ----------------
  Total interest income .......................         --              --              --               --
INTEREST EXPENSE:
Deposits ......................................         --              --              --               --
Borrowings ....................................         --              --            (848)(2)         (848)
                                                -------------  --------------  --------------  ----------------
  Total interest expense ......................         --              --            (848)            (848)
                                                -------------  --------------  --------------  ----------------
Net interest income ...........................         --              --             848              848
Provision for loan losses .....................         --              --              --               --
                                                -------------  --------------  --------------  ----------------
Net interest income after provision for loan
 losses .......................................         --              --             848              848
NONINTEREST INCOME:
Customer banking fees .........................         --              --              --               --
Mortgage banking operations ...................      5,363          (1,879)(1)          --            3,484
Net gain (loss) on sales of assets ............         --              --              --               --
Other .........................................         51              --              --               51
                                                -------------  --------------  --------------  ----------------
  Total noninterest income ....................      5,414          (1,879)             --            3,535
NONINTEREST EXPENSE:
Compensation and benefits .....................      2,070              --              --            2,070
Other .........................................      1,940              --            (841)(3)        1,099
                                                -------------  --------------  --------------  ----------------
  Total noninterest expense ...................      4,010              --            (841)           3,169
                                                -------------  --------------  --------------  ----------------
Income (loss) before income taxes and minority
 interest .....................................      1,404          (1,879)          1,689            1,214
Income tax (benefit) expense ..................         --              --             120 (4)          120
                                                -------------  --------------  --------------  ----------------
Net income (loss) before minority interest  ...      1,404          (1,879)          1,569            1,094
MINORITY INTEREST .............................         --              --             219 (5)          219
                                                -------------  --------------  --------------  ----------------
Net income (loss) .............................     $1,404         $(1,879)         $1,350           $  875
                                                =============  ==============  ==============  ================

------------

   (a) The LMUSA 1996 Purchase was consummated on January 31, 1996. Accordingly, historical financial data relating to operations acquired in the LMUSA 1996 Purchase is presented for the month ended January 31, 1996 (unaudited). Historical financial statements were not available; accordingly, historical data presented reflects best estimates of management.

   (b) Represents adjustments to reflect (i) the amortization of the fair value of mortgage servicing rights and (ii) the elimination of amortization of historical mortgage servicing rights.

   (c) Represents adjustments to reflect (i) the decrease in interest expense resulting from the transfer of custodial accounts acquired to First Nationwide, (ii) elimination of certain other noninterest expense due to consolidation with the Bank's existing mortgage banking operations, and (iii) income taxes relative to the LMUSA 1996 Purchase.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(B) LMUSA 1996 PURCHASE (CONTINUED)

(1) Represents the difference between the amortization of pro forma recorded balance of mortgage servicing rights and the historical amortization of mortgage servicing rights as follows:

                              IMPACT ON INCOME BEFORE
                                 INCOME TAXES AND
                                 MINORITY INTEREST
                                INCREASE/(DECREASE)
                             -----------------------
Pro forma amortization  ....          $(2,284)
Historical amortization (i)               405
                             -----------------------
                                      $(1,879)
                             =======================

         (i) Represents elimination of amortization of mortgage servicing rights of $405 included in LMUSA's historical statement of operations for the month ended January 31, 1996.

(2) Represents a decrease in interest expense resulting from the transfer of custodial accounts acquired to First Nationwide.

(3) Represents the impact on other noninterest expense of (i) the elimination of historical amounts related to LMUSA operations not included in the LMUSA 1996 Purchase and (ii) the consolidation of the LMUSA 1996 Purchase into the Bank's existing mortgage banking operations, as follows:

                                                                                 DECREASE IN
                                                        LMUSA       ESTIMATED       OTHER
                                                      HISTORICAL     FUTURE      NONINTEREST
                                                        COSTS         COSTS        EXPENSE
                                                    ------------  -----------  -------------
Components of LMUSA historical noninterest
 expense:
 Facilities depreciation ..........................     $  128       $   -- (ii)    $(128)
 Data processing, document storage, administrative
  services and management fees ....................        833          120 (iii)    (713)
 Other miscellaneous costs ........................        979          979            --
                                                    ------------  -----------  -------------
                                                        $1,940       $1,099         $(841)
                                                    ============  ===========  =============

    (ii) Represents historical amounts related to operations not included in the LMUSA 1996 Purchase.

   (iii) Represents amounts necessary to replace these services based on (Parent) Holdings' historical annual cost per loan based on the average number of loans serviced.

(4) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the month ended January 31, 1996 related to the LMUSA 1996 Purchase was computed as follows:

 Federal AMT, reduced, to the extent of 90%, by net
 operating loss carryovers ........................  $ 23
State taxes, at an assumed rate of 8% .............    97
                                                    -----
                                                     $120
                                                    =====

(5) Represents 20% minority interest relative to $1,094 in pro forma net income relating to the LMUSA 1996 Purchase.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)


(C) CAL FED ACQUISITION
---------------------------------------------------
CAL FED
                                                                                                       ACQUISITION
                                                        CAL FED        VALUATION        PRO FORMA       PRO FORMA
                                                       HISTORICAL   ADJUSTMENTS (a)  ADJUSTMENTS (b)     TOTALS
                                                     ------------  ---------------  ---------------  -------------
INTEREST INCOME:
Loans receivable ...................................    $567,800       $ 11,325 (1)   $         --      $579,125
Securities .........................................      80,200             --                 --        80,200
Mortgage-backed securities .........................     109,900         17,100 (1)             --       127,000
Other interest income ..............................       3,700             --           (25,492)(3)    (21,792)
                                                     ------------  ---------------  ---------------  -------------
 Total interest income .............................     761,600         28,425           (25,492)       764,533
INTEREST EXPENSE:
Deposits ...........................................     326,200         (7,500)(1)             --       318,700
Borrowings .........................................     174,500           (975)(1)             --       173,525
                                                     ------------  ---------------  ---------------  -------------
 Total interest expense ............................     500,700        (8,475)                 --       492,225
                                                     ------------  ---------------  ---------------  -------------
Net interest income ................................     260,900         36,900           (25,492)       272,308
Provision for loan losses ..........................      30,800             --                 --        30,800
                                                     ------------  ---------------  ---------------  -------------
Net interest income after provision for loan losses      230,100         36,900           (25,492)       241,508
NONINTEREST INCOME:
Customer banking fees ..............................      36,300             --                 --        36,300
Mortgage banking operations ........................       8,300         (4,800)(1)             --         3,500
Net loss on sales of assets ........................       1,800             --                 --         1,800
Other ..............................................      15,500             --                 --        15,500(6)
                                                     ------------  ---------------  ---------------  -------------
 Total noninterest income ..........................      61,900        (4,800)                 --        57,100
NONINTEREST EXPENSE:
Compensation and benefits ..........................      72,300             --            (21,306)(4)    50,994
Other ..............................................     170,300         41,909 (2)        (36,385)(4)   175,824
                                                     ------------  ---------------  ---------------  -------------
 Total noninterest expense .........................     242,600         41,909           (57,691)       226,818
                                                     ------------  ---------------  ---------------  -------------
Income (loss) before income taxes ..................      49,400        (9,809)             32,199        71,790
Federal and state income taxes .....................         100             --             11,339 (5)    11,439
                                                     ------------  ---------------  ---------------  -------------
Net income (loss) ..................................      49,300        (9,809)             20,860        60,351
                                                     ------------  ---------------  ---------------  -------------
Minority interest: .................................      18,900             --              8,290 (7)    27,190
                                                     ------------  ---------------  ---------------  -------------
Net income (loss) available to common stockholders      $ 30,400       $(9,809)       $   (12,570)      $ 33,161
                                                     ============  ===============  ===============  =============

------------

   (a) Represents adjustments to reflect (i) the amortization or accretion of fair value adjustments and (ii) the elimination of amortization or accretion of Cal Fed's historical intangible assets.

   (b) Represents adjustments to reflect (i) the reduction in interest income relative to the loss in yield on the purchase price of the Cal Fed Acquisition funded with existing cash, (ii) the elimination of certain noninterest expense due to consolidation of Cal Fed's operations with Holdings' and (iii) income taxes relative to the Cal Fed Acquisition. See further discussion at Notes (3) and (4).

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(C) CAL FED ACQUISITION (CONTINUED)

(1) Represents amortization or accretion of fair value adjustments as follows:

                                IMPACT ON INCOME
                               BEFORE INCOME TAXES
                              AND MINORITY INTEREST
                               INCREASE/(DECREASE)
                             ---------------------
Loans receivable, net  .....         $11,325
Mortgage-backed securities            17,100
Deposits ...................           7,500
Borrowings .................             975
Mortgage servicing rights  .          (4,800)


(2)    Represents adjustments consisting of the following:

                                                                  IMPACT ON INCOME
                                                                 BEFORE INCOME TAXES
                                                                AND MINORITY INTEREST
                                                                 INCREASE/(DECREASE)
                                                               ---------------------
Amortization of fair value adjustment--amortization of
 goodwill ....................................................        $(44,465)
Elimination of amortization of Cal Fed's historical
 intangible assets ...........................................           2,556
                                                               ---------------------
                                                                      $(41,909)
                                                               =====================

(3) Represents the reduction in interest income relative to the loss in yield on the purchase price of the Cal Fed Acquisition funded with existing cash. The loss was estimated using an interest rate of 5.75%, which approximates the average interest rate on short term investments for the nine months ended September 30, 1996.

(4) Represents adjustments to other noninterest expense relating to the consolidation of Cal Fed's operations into those of Holdings. A substantial portion of Cal Fed's operations will be consolidated into the existing operations of Holdings, resulting in a reduction in headcount of 850, or approximately 36%, across all business areas. In addition, seven retail branches and two administrative offices will be closed. Expected savings from such consolidation include compensation, occupancy, travel, telecommunications, data processing and marketing expenses. The expense reduction for the nine months ended September 30, 1996 represents a 36% reduction over historical levels based on management's current transition plan for the second year following the consummation of the Cal Fed Acquisition:

                            CAL FED       COST OF      ADJUSTMENT-
                           HISTORICAL     ONGOING        EXPENSE
BUSINESS AREA:               COSTS       OPERATIONS     REDUCTION
-----------------------  ------------  ------------  -------------
Compensation:
 Retail Banking ........    $36,731       $36,245        $   486
 Information Technology         532           951           (419)
 Commercial Real Estate       5,005         1,643          3,362
 Mortgage Banking ......     13,837         9,452          4,385
 Legal .................      1,371           618            753
 Finance ...............      5,163           924          4,239
 Internal Audit ........      1,154           212            942
 Executive and Other  ..      4,014           243          3,771
 Human Resources .......      2,941           347          2,594
 Corporate Services  ...      1,571           378          1,193
                         ------------  ------------  -------------
                             72,319        51,013         21,306

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(C) CAL FED ACQUISITION (CONTINUED)

                                    CAL FED       COST OF      ADJUSTMENT-
                                  HISTORICAL      ONGOING        EXPENSE
BUSINESS AREA:                       COSTS       OPERATIONS     REDUCTION
------------------------------  -------------  ------------  -------------
Occupancy & Other Expense:
 Retail Banking ...............    $ 48,397       $ 22,955      $ 25,442
 Information Technology  ......      20,862          7,164        13,698
 Commercial Real Estate  ......       2,306            381         1,925
 Mortgage Banking .............       2,809          3,363          (554)
 Legal ........................       1,919          5,145        (3,226)
 Finance ......................       4,410            570         3,840
 Internal Audit ...............         317             33           284
 Executive and Other ..........       4,935            458         4,477
 Human Resources ..............       1,790            173         1,617
 Corporate Services ...........       4,202         15,320       (11,118)
                                -------------  ------------  -------------
                                     91,947         55,562        36,385
SAIF Deposit Insurance Premium       75,778         75,778            --
                                -------------  ------------  -------------
 Total Noninterest Expense  ...    $240,044(i)    $182,353      $ 57,691
                                =============  ============  =============

   (i) Balance represents total historical noninterest expense of $242,600 less historical amortization of intangible assets already adjusted in note 2 on page P-14.

(5) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the nine months ended September 30, 1996 related to the Cal Fed Acquisition was computed as follows:

Income before taxes .............................................   $ 71,790
Add back: permanent differences--amortization of goodwill  ......     44,465
                                                                  ----------
Taxable income ..................................................   $116,255
                                                                  ==========
Federal AMT, reduced, to the extent of 90%, by net operating
 loss carryovers ................................................   $  2,139
State taxes, at an assumed rate of 8% ...........................      9,300
                                                                  ----------
                                                                    $ 11,439
                                                                  ==========

(6) Includes $12,000 gain on sale of California Federal's branches in San Diego county.

(7) Represents 20% minority interest relative to $41,451 in pro forma net income relating to the Cal Fed Acquisition after giving effect to the Cal Fed preferred stock dividends of $18,900.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(D) BRANCH SALES
--------------------------------------------
                                                                                               BRANCH SALES
                                                OHIO SALE     MICHIGAN SALE   NORTHEAST SALE    PRO FORMA
                                                PRO FORMA       PRO FORMA       PRO FORMA         TOTALS
                                              ------------  ---------------  --------------  --------------
INTEREST INCOME:
Loans receivable ............................  $    (6)(a)    $    (27)(a)     $    (77)(a)     $   (110)
Securities ..................................           --              --               --            --
Mortgage-backed securities ..................           --              --               --            --
Other interest income .......................           --              --               --            --
                                              ------------  ---------------  --------------  --------------
 Total interest income ......................          (6)            (27)             (77)         (110)
INTEREST EXPENSE:
Deposits ....................................   (3,392)(a)     (17,009)(a)      (20,341)(a)      (40,742)
Borrowings ..................................        3,522 (1)      19,560 (1)       21,753 (1)    44,835
                                              ------------  ---------------  --------------  --------------
 Total interest expense .....................          130           2,551            1,412         4,093
                                              ------------  ---------------  --------------  --------------
Net interest income .........................        (136)         (2,578)          (1,489)       (4,203)
Provision for loan losses ...................           --              --               --            --
                                              ------------  ---------------  --------------  --------------
Net interest income after provision for loan
 losses .....................................        (136)         (2,578)          (1,489)       (4,203)
NONINTEREST INCOME:
Customer banking fees .......................     (256)(a)      (2,147)(a)       (1,562)(a)       (3,965)
Mortgage banking operations .................           --              --               --            --
Net gain (loss) on sales of assets ..........           --               2                8            10
Other .......................................      (15)(a)         (63)(a)          (85)(a)         (163)
                                              ------------  ---------------  --------------  --------------
 Total noninterest income ...................        (271)         (2,208)          (1,639)       (4,118)
NONINTEREST EXPENSE:
Compensation and benefits ...................     (516)(a)      (2,133)(a)       (1,688)(a)       (4,337)
Other .......................................     (265)(a)      (1,456)(a)       (1,666)(a)       (3,387)
                                              ------------  ---------------  --------------  --------------
 Total noninterest expense ..................        (781)         (3,589)          (3,354)       (7,724)
                                              ------------  ---------------  --------------  --------------
Income (loss) before income taxes and
 minority interest ..........................          374         (1,197)              226         (597)
Income tax (benefit) expense ................           37           (118)               22       (59)(2)
                                              ------------  ---------------  --------------  --------------
Net income (loss) before minority interest  .          337         (1,079)              204         (538)
MINORITY INTEREST ...........................           67           (216)               41         (108)(3)
                                              ------------  ---------------  --------------  --------------
Net income (loss) ...........................  $       270    $      (863)     $        163     $   (430)
                                              ============  ===============  ==============  ==============

------------

(a) Represents historical information for the six months ended June 30, 1996 related to the retail banking facilities in Ohio, Michigan and the Northeast. Other noninterest expense includes occupancy, SAIF insurance premiums, marketing, OTS assessments, data processing and telecommunications directly attributable to the Ohio, Michigan and Northeast retail branch operations. Amounts represent historical information from January 1, 1996 through the date of sale.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                            (DOLLARS IN THOUSANDS)

(D) BRANCH SALES (CONTINUED)

(1) Represents increase in interest expense on borrowings to fund the Branch Sales, as follows:

   SALE                     DEPOSITS                PRE-TAX       AMOUNT                            PRO FORMA
   DATE       LOCATION        SOLD       ASSETS       GAIN       BORROWED       RATE      DAYS   INTEREST EXPENSE
---------  ------------  ------------  ---------  ----------  ------------  ----------  ------  ----------------
 1/19/96   Ohio            $1,392,561    $20,480    $130,660    $1,241,417      5.45%(i)   19        $ 3,522
                                                                                                ================
 1/12/96   New York           416,476      5,997      32,991       377,512      5.45%(i)   12        $   676
 2/23/96   New York           270,046      1,838      17,027       251,154      5.45%(i)   54          2,025
 3/15/96   New York           615,572      8,083      48,933       558,514      5.45%(i)   75          6,255
 3/22/96   New Jersey         501,262      6,396      35,938       458,932      5.45%(i)   82          5,619
 3/22/96   New York           637,045      9,465      41,286       586,269      5.45%(i)   82          7,178
                                                                                                ----------------
           Total Northeast                                                                           $21,753
                                                                                                ================

 6/28/96   Michigan           799,226     15,060      56,177       727,755      5.45%(i)  180        $19,560
                                                                                                ================

       -----------
       (i) Rate represents the average rates paid on new borrowings used to finance the Branch Sales during the nine months ended September 30, 1996.

(2) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the nine months ended September 30, 1996 related to the Branch Sales was computed as follows:

Federal AMT, reduced, to the extent of 90%, by net operating
 loss carryovers ................................................   $(11)
State taxes, at an assumed rate of 8% ...........................    (48)
                                                                  -------
                                                                    $(59)
                                                                  =======

(3) Represents 20% minority interest relative to $538 in pro forma losses relating to the Branch Sales.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(E) PRO FORMA ADJUSTMENTS

(1) Represents the decrease in interest expense relative to the paydown of securities sold under agreements to repurchase with proceeds from the issuance of Series A Preferred Shares. The reduction in interest expense was established using an interest rate of 5.458%, the weighted average rate of these obligations during the nine months ended September 30, 1996 using a one month LIBOR rate less five basis points.

(2)    Represents interest expense as follows:

 $575 million 10 5/8% Notes ..............................  $45,820
$140 million Holdings 9 1/8% Senior Subordinated Notes
 issued January 31, 1996 (expense for one month)  .......     1,065
$455 million (Parent) Holdings 12 1/2% Senior Notes
 issued April 1, 1996 ...................................    16,928
                                                          ---------
                                                            $63,813
                                                          =========

(3)    Represents the amortization of:

 $20,000 in deferred debt issuance costs over the seven year
 term of the 10 5/8% Notes .....................................   $ 2,143
$5,600 in deferred debt issuance costs over the seven year term of the Holdings 9 1/8% Senior Subordinated Notes (for one
 month) ........................................................        67
$18,076 deferred debt issuance cost over the seven year term of
 the (Parent) Holdings 12 1/2% Senior Notes from 1/1 to 4/16/96        762
                                                                 -----------
                                                                    $2,972
                                                                 ===========

(4) Represents amounts necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the nine months ended September 30, 1996 related to the issuance of the Series A Preferred Shares, the issuance of the Holdings 9 1/8% Senior Subordinated Notes and the Notes was computed as follows:

 Federal AMT, reduced, to the extent of 90%, by net
 operating loss carryovers .................................   $(1,127)
State, at an assumed rate of 4.425% ........................    (2,609)
                                                             ----------
                                                               $(3,736)
                                                             ==========

(5)    Represent adjustments to minority interest as follows:

  (a) Preferred stock dividends on the $200,000 Series A Preferred Shares, net of tax benefit, at an assumed rate of 9 1/4% per annum. The tax benefit is due to the deductibility of the dividend for income tax purposes as a result of California Federal Preferred Capital Corporation's qualification as a real estate investment trust. Each 25 basis point change in the interest rate on the Series A Preferred Shares would change interest expense, net of tax benefit, by $338. If the underwriter's 15% over-allotment option is exercised in full, dividends on the Series A Preferred Shares for that period would increase $1,873;

  (b) Dividends on Holdings Preferred Stock (estimated at 12% per annum), including the compounding effect of dividends paid-in-kind; and

  (c) Hunter's Glen 20% minority interest, net of tax, relative to the $575 million 10 5/8% Notes, the $140 million Holdings 9 1/8% Senior Subordinated Notes and the decrease in interest expense relative to the paydown of securities sold under agreements to repurchase with proceeds from the issuance of the Series A Preferred Shares.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(E) PRO FORMA ADJUSTMENTS (continued)

 (6)   Includes the following:

   (a) gains of approximately $334.0 million (on an after-tax basis) realized in connection with the Branch Sales consummated during the nine months ended September 30, 1996;

   (b) gain of approximately $10.8 million (on an after-tax basis) representing California Federal's gain on branch sales consummated during the nine months ended September 30, 1996;

   (c)     deferred tax benefit of the Bank of $125 million;

   (d) after-tax gain on sale of Affiliated Computer Systems (ACS) common stock of $36.4 million;

   (e) expense of $106.4 million (on an after-tax basis) relating to the Special SAIF Assessment;

   (f) after-tax income of $23.0 million realized in connection with the termination of the Assistance Agreement; and

   (g) expense of $30.2 million (on an after-tax basis) relating to a management incentive plan.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                 SFFED         LMUSA        CAL FED
                                                 (PARENT)     ACQUISITION    PURCHASES    ACQUISITION
                                                 HOLDINGS      PRO FORMA     PRO FORMA     PRO FORMA
                                                HISTORICAL     TOTALS(A)     TOTALS(B)     TOTALS(C)
                                              ------------  -------------  -----------  -------------
INTEREST INCOME:
Loans receivable ............................   $  823,864     $230,713       $22,477     $  722,000
Securities ..................................       28,396       10,685            --        124,200
Mortgage-backed securities ..................      212,880       62,403            --        192,600
Other interest income .......................       10,705           --            --        (21,089)
                                              ------------  -------------  -----------  -------------
 Total interest income ......................    1,075,845      303,801        22,477      1,017,711

INTEREST EXPENSE:
Deposits ....................................      447,359      143,797            --        396,200
Borrowings ..................................      287,456       74,587         2,018        245,400

                                              ------------  -------------  -----------  -------------
 Total interest expense .....................      734,815      218,384         2,018        641,600

Net interest income .........................      341,030       85,417        20,459        376,111
Provision for loan losses ...................       37,000       11,094            --         31,800
                                              ------------  -------------  -----------  -------------

Net interest income after provision for loan
 losses .....................................      304,030       74,323        20,459        344,311

NONINTEREST INCOME:
Customer banking fees .......................       47,493        5,291            --         42,100
Mortgage banking operations .................       70,265          860        76,445          3,600
Net gain (loss) on sales of assets ..........          147           --        (1,851)         6,600
Other .......................................       33,068        1,677         2,690          2,400
                                              ------------  -------------  -----------  -------------
 Total noninterest income ...................      150,973        7,828        77,284         54,700

NONINTEREST EXPENSE:
Compensation and benefits ...................      154,288       11,141        19,500         69,408
Other .......................................      178,265       34,896        38,081        158,283
                                              ------------  -------------  -----------  -------------
 Total noninterest expense ..................      332,553       46,037        57,581        227,691
                                              ------------  -------------  -----------  -------------
Income (loss) before income taxes and
 minority interest ..........................      122,450       36,114        40,162        171,320

Income tax (benefit) expense ................      (57,185)       4,890         3,952         22,692
                                              ------------  -------------  -----------  -------------
Income (loss) before minority interest  .....      179,635       31,224        36,210        148,628

MINORITY INTEREST ...........................       59,138        6,245         7,242         50,206
                                              ------------  -------------  -----------  -------------
Net income (loss) ...........................   $  120,497     $ 24,979       $28,968     $   98,422
                                              ============  =============  ===========  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                BRANCH SALES
                                                 PRO FORMA       PRO FORMA      PRO FORMA
                                                 TOTALS(D)     ADJUSTMENTS(E)    COMBINED
                                              --------------  --------------  ------------
INTEREST INCOME:
Loans receivable ............................    $    (623)      $      --      $1,798,431
Securities ..................................           --              --         163,281
Mortgage-backed securities ..................           --              --         467,883
Other interest income .......................           --              --         (10,384)
                                              --------------  --------------  ------------
 Total interest income ......................         (623)             --       2,419,211

INTEREST EXPENSE:
Deposits ....................................     (211,530)             --         775,826
Borrowings ..................................      280,671         (11,475) (1)  1,009,401
                                                                   130,744 (2)
                                              --------------  --------------  ------------
 Total interest expense .....................       69,141         119,269       1,785,227

Net interest income .........................      (69,764)       (119,269)        633,984
Provision for loan losses ...................           --              --          79,894
                                              --------------  --------------  ------------

Net interest income after provision for loan
 losses .....................................      (69,764)       (119,269)        554,090

NONINTEREST INCOME:
Customer banking fees .......................      (22,228)             --          72,656
Mortgage banking operations .................           --              --         151,170
Net gain (loss) on sales of assets ..........           --              --           4,896
Other .......................................         (789)             --          39,046
                                              --------------  --------------  ------------
 Total noninterest income ...................      (23,017)             --         267,768

NONINTEREST EXPENSE:
Compensation and benefits ...................      (19,476)             --         234,861
Other .......................................      (25,823)          6,239 (3)     389,941
                                              --------------  --------------  ------------
 Total noninterest expense ..................      (45,299)          6,239         624,802
                                              --------------  --------------  ------------
Income (loss) before income taxes and
 minority interest ..........................      (47,482)       (125,508)        197,056

Income tax (benefit) expense ................       (4,671)         (7,953)(4)     (38,275)
                                              --------------  --------------  ------------
Income (loss) before minority interest  .....      (42,811)       (117,555)        235,331

MINORITY INTEREST ...........................       (8,562)         15,458(5)      129,727
                                              --------------  --------------  ------------
Net income (loss) ...........................    $ (34,249)      $(133,013)     $  105,604
                                              ==============  ==============  ============

------------
   (A) See note (A) on page P-21.

   (B) See note (B) on page P-25.

   (C) See note (C) on page P-27.

   (D) See note (D) on page P-30.

   (E) See note (E) on page P-32.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

(A) SFFED ACQUISITION

                                                                                               SFFED
                                                                                            ACQUISITION
                                                             VALUATION       PRO FORMA       PRO FORMA
                                              HISTORICAL   ADJUSTMENTS(a)  ADJUSTMENTS(b)     TOTALS
                                            ------------  --------------  --------------  -------------
INTEREST INCOME:
Loans receivable ..........................    $215,147      $  15,566 (1)    $     --       $230,713
Securities ................................      10,685             --              --         10,685
Mortgage-backed securities ................      60,024          2,379 (1)          --         62,403
Other interest income .....................          --             --              --             --
                                            ------------  --------------  --------------  -------------
 Total interest income ....................     285,856         17,945              --        303,801
INTEREST EXPENSE:
Deposits ..................................     135,299          8,498 (1)          --        143,797
Borrowings ................................      71,543          3,044 (1)          --         74,587
                                            ------------  --------------  --------------  -------------
 Total interest expense ...................     206,842         11,542              --        218,384
                                            ------------  --------------  --------------  -------------
Net interest income .......................      79,014          6,403              --         85,417
Provision for loan losses .................      11,094             --              --         11,094
                                            ------------  --------------  --------------  -------------
Net interest income after provision for
 loan losses ..............................      67,920          6,403              --         74,323
NONINTEREST INCOME:
Customer banking fees .....................       5,291             --              --          5,291
Mortgage banking operations ...............       5,255         (4,395)(1)          --            860
Net loss on sales of assets ...............          --             --              --             --
Other .....................................       1,677             --              --          1,677
                                            ------------  --------------  --------------  -------------
 Total noninterest income .................      12,223        (4,395)              --          7,828
NONINTEREST EXPENSE:
Compensation and benefits .................      35,518             --         (24,377)(3)     11,141
Other .....................................      43,257         12,905 (2)     (21,266)(4)     34,896
                                            ------------  --------------  --------------  -------------
 Total noninterest expense ................      78,775         12,905         (45,643)        46,037
                                            ------------  --------------  --------------  -------------
Income (loss) before income taxes and
 minority interest ........................       1,368       (10,897)          45,643         36,114
Income tax (benefit) expense ..............       1,568             --           3,322 (5)      4,890
                                            ------------  --------------  --------------  -------------
Net income (loss) before minority interest         (200)      (10,897)          42,321         31,224
MINORITY INTEREST .........................          --             --           6,245 (6)      6,245
                                            ------------  --------------  --------------  -------------
Net income (loss) .........................    $   (200)     $(10,897)        $ 36,076       $ 24,979
                                            ============  ==============  ==============  =============

------------

   (a) Represents adjustments to reflect (i) the amortization or accretion of fair value adjustments and (ii) the elimination of amortization of historical goodwill.

   (b) Represents adjustments to reflect (i) the elimination of certain noninterest expense due to consolidation of SFFed operations with First Nationwide, (ii) the elimination of certain historical noninterest expense recorded by SFFed as a result of the acquisition by First Nationwide and (iii) income taxes relative to the SFFed Acquisition.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                            (DOLLARS IN THOUSANDS)

(A) SFFED ACQUISITION (CONTINUED)

(1) Represents amortization or accretion of fair value adjustments as follows:

                                IMPACT ON INCOME
                              BEFORE INCOME TAXES,
                             EXTRAORDINARY ITEM AND
                               MINORITY INTEREST
                              INCREASE/(DECREASE)
                            ----------------------
Loans receivable, net  ....         $15,566
Mortgage-backed securities            2,379
Deposits ..................          (8,498)
Borrowings ................          (3,044)
Mortgage servicing rights            (4,395)

(2) Represents adjustments consisting of the following:

                                                               IMPACT ON INCOME
                                                             BEFORE INCOME TAXES,
                                                            EXTRAORDINARY ITEM AND
                                                              MINORITY INTEREST
                                                             INCREASE/(DECREASE)
                                                           ----------------------
Amortization of goodwill .................................         $(13,574)
Elimination of amortization of SFFed's historical
 goodwill ................................................              669
                                                           ----------------------
                                                                   $(12,905)
                                                           ======================

(3) Represents adjustments to noninterest expense relating to the consolidation of SFFed's operations into those of (Parent) Holdings and the elimination of nonrecurring historical expenses related to the SFFed
    Acquisition:

 Decrease in compensation and benefits due to the reduction in headcount from 620 at January 1, 1995 to approximately 260 after the consummation of the SFFed Acquisition.
 Substantially all retained employees represent retail branch personnel  ......   $19,037
Elimination of certain accruals recorded by SFFed related to the acquisition by (Parent) Holdings:
  Payments under employment contracts .........................................     2,080
  Accruals for benefit plans frozen by First Nationwide .......................     3,260
                                                                                ---------
                                                                                  $24,377
                                                                                =========

(4) Represents adjustments to other noninterest expense relating to the consolidation of SFFed's operations into those of (Parent) Holdings and the elimination of nonrecurring historical expenses of SFFed. Substantially all of SFFed's operations have been consolidated into the existing operations of (Parent) Holdings, resulting in a reduction in headcount of approximately 58% with the remaining personnel primarily consisting of retail branch personnel. In addition, ten retail branches have been closed.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                            (DOLLARS IN THOUSANDS)

(A) SFFED ACQUISITION (CONTINUED)

                                                       SFFED        COST OF      ADJUSTMENT-
                                                     HISTORICAL     ONGOING        EXPENSE
                                                       COSTS       OPERATIONS     REDUCTION
                                                   ------------  ------------  -------------
Expense decreases due to consolidation:
  Mortgage banking operations:
   Occupancy expenses, including insurance .......    $ 1,329       $   588        $   741
   Travel, automobile and employee dues ..........        282            67            215
   Telecommunications, postage and supplies ......        900           214            686
   Other, net ....................................      1,047           460            587
                                                   ------------  ------------  -------------
    Subtotal mortgage banking operations .........    $ 3,558       $ 1,329        $ 2,229
                                                   ============  ============  =============
 Retail Banking operations -- reductions due to
  consolidation of ten retail branches and retail
  operations center:
   Occupancy expenses, including insurance .......    $11,220       $ 3,405        $ 7,815
   SAIF assessment reduction based on lower
    historical assessment rate for First
    Nationwide  ..................................      6,811         6,011            800
   Travel, automobile and employee dues ..........        410            60            350
   Telecommunications and data processing ........      1,766           364          1,402
   Postage and messenger costs ...................        666           473            193
   Other costs, net ..............................        216           108            108
                                                   ------------  ------------  -------------
    Subtotal retail banking operations ...........    $21,089       $10,421        $10,668
                                                   ============  ============  =============
 Overhead areas, including executive offices,
  legal, human resources, information services,
  accounting, and strategic planning areas:
   Occupancy costs ...............................    $ 1,316       $    --        $ 1,316
   Data processing costs .........................      2,848         1,000          1,848
   Marketing and advertising expenses ............      2,094           500          1,594
   Other overhead costs ..........................      8,072         8,072             --
                                                   ------------  ------------  -------------
    Subtotal overhead areas ......................    $14,330       $ 9,572        $ 4,758
                                                   ============  ============  =============
     Total decreases due to consolidation ........    $38,977       $21,322        $17,655
Elimination of certain nonrecurring expense
 recorded by SFFed related to the acquisition  by
First Nationwide:
   Data processing termination fees ..............        875            --            875
   Investment banker fees related to the SFFed
    Acquisition  .................................      2,311            --          2,311
   Legal fees related to the SFFed Acquisition ...        425            --            425
                                                   ------------  ------------  -------------
     Total expense reduction .....................    $42,588(i)    $21,322        $21,266
                                                   ============  ============  =============

------------

   (i) Balance represents total historical noninterest expense of $43,257 less historical amortization of goodwill already adjusted in note 2 on page P-22.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                            (DOLLARS IN THOUSANDS)

(A) SFFED ACQUISITION (CONTINUED)

(5) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the year ended December 31, 1995 related to the SFFed Acquisition was computed as follows:

Income before taxes ..............................................  $36,114
Add back: permanent differences--amortization of goodwill  ......    13,574
                                                                  ---------
Taxable income ..................................................   $49,688
                                                                  =========

Federal AMT, reduced, to the extent of 90%, by net operating
 loss carryovers ................................................   $   915
State taxes, at an assumed rate of 8% ...........................     3,975
                                                                  ---------
                                                                    $ 4,890
                                                                  =========

(6) Represents 20% minority interest relative to $31,224 in pro forma net income relating to the SFFed Acquisition.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

(B) LMUSA PURCHASES

                                                                                PRO FORMA     LMUSA PURCHASES
                                               HISTORICAL(a)  ADJUSTMENTS(b)  ADJUSTMENTS(c)  PRO FORMA TOTALS
                                              -------------  --------------  --------------  ----------------
INTEREST INCOME:
Loans receivable ............................    $  22,477       $    --      $          --       $22,477
Securities ..................................           --            --                 --            --
Mortgage-backed securities ..................           --            --                 --            --
Other interest income .......................           --            --                 --            --
                                              -------------  --------------  --------------  ----------------
  Total interest income .....................       22,477            --                 --        22,477
INTEREST EXPENSE:
Deposits ....................................           --            --                 --            --
Borrowings ..................................       38,358            --        (36,340)(2)         2,018
                                              -------------  --------------  --------------  ----------------
  Total interest expense ....................       38,358            --           (36,340)         2,018
                                              -------------  --------------  --------------  ----------------
Net interest income .........................      (15,881)           --             36,340        20,459
Provision for loan losses ...................           --            --                 --            --
                                              -------------  --------------  --------------  ----------------
Net interest income after provision for loan
 losses .....................................      (15,881)           --             36,340        20,459
NONINTEREST INCOME:
Customer banking fees .......................           --            --                 --            --
Mortgage banking operations .................       77,887        (1,442)(1)             --        76,445
Net gain (loss) on sales of assets ..........       (1,851)           --                 --        (1,851)
Other .......................................        2,690            --                 --         2,690
                                              -------------  --------------  --------------  ----------------
  Total noninterest income ..................       78,726        (1,442)                --        77,284
NONINTEREST EXPENSE:
Compensation and benefits ...................       38,426            --        (18,926)(3)        19,500
Other .......................................      300,091            --       (262,010)(4)        38,081
                                              -------------  --------------  --------------  ----------------
Total noninterest expense ...................      338,517            --          (280,936)        57,581
                                              -------------  --------------  --------------  ----------------
Income (loss) before income taxes and
 minority interest ..........................     (275,672)       (1,442)           317,276        40,162
Income tax (benefit) expense ................           --            --              3,952 (5)     3,952
                                              -------------  --------------  --------------  ----------------
Net income (loss) before minority interest  .     (275,672)       (1,442)           313,324        36,210
MINORITY INTEREST ...........................           --            --              7,242 (6)     7,242
                                              -------------  --------------  --------------  ----------------
Net income (loss) ...........................    $(275,672)      $(1,442)     $     306,082       $28,968
                                              =============  ==============  ==============  ================

------------

(a) The LMUSA 1995 Purchase was consummated on October 2, 1995. Accordingly, historical financial data relating to operations acquired in the LMUSA 1995 Purchase is presented for the nine months ended September 30, 1995 (unaudited). Historical financial data relating to operations acquired in the LMUSA 1996 Purchase is presented for the year ended December 31, 1995 (unaudited). Historical financial statements were not available; accordingly, historical data presented reflects best estimates of management.

(b) Represents adjustments to reflect (i) the amortization of the fair value of mortgage servicing rights and (ii) the elimination of amortization of historical mortgage servicing rights.

(c) Represents adjustments to reflect (i) the decrease in interest expense resulting from the transfer of custodial accounts acquired to First Nationwide, (ii) decreases in compensation and benefits expense due to reduction in staffing, (iii) elimination of certain other noninterest expense due to consolidation with (Parent) Holdings' existing mortgage banking operations, and (iv) income taxes relative to the LMUSA Purchases.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)
 (B) LMUSA PURCHASES (CONTINUED)

   (1) Represents the difference between the amortization of pro forma recorded balance of mortgage servicing rights and the historical amortization of mortgage servicing rights as follows:

                               IMPACT ON INCOME BEFORE
                             INCOME TAXES, EXTRAORDINARY
                             ITEM AND MINORITY INTEREST
                                 INCREASE (DECREASE)
                            ---------------------------
Pro forma amortization  ...           $(48,941)
Historical amortization(i)              47,499
                            ---------------------------
                                      $ (1,442)
                            ===========================


         (i) Represents elimination of amortization of mortgage servicing rights of $47,499 included in LMUSA's historical consolidated statement of operations for the year ended December 31, 1995.

   (2) Represents a decrease in interest expense resulting from a reduction in funding costs due to the transfer of custodial accounts acquired to the Bank.

   (3) Represents the adjustment necessary to reduce compensation and benefits expense to the level necessary for the incremental number
       (approximately 650) of LMUSA employees retained by (Parent) Holdings as a result of the LMUSA Purchases, with average annual compensation and benefits per employee of $30.

   (4) Represents the impact on other noninterest expense of (i) the elimination of historical amounts related to LMUSA operations not included in the LMUSA Purchases and (ii) the consolidation of the LMUSA Purchases into the Bank's existing mortgage banking operations, as follows:

                                                                                DECREASE IN
                                                     LMUSA                         OTHER
                                                   HISTORICAL     ESTIMATED     NONINTEREST
                                                     COSTS      FUTURE COSTS      EXPENSE
                                                 ------------  -------------  -------------
  Components of historical noninterest expense:
   Interest rate swap agreements ...............    $  6,615       $    -- (ii)  $  (6,615)
   Facilities charge-offs ......................      38,559            -- (ii)    (38,559)
   Facilities depreciation .....................       1,797            -- (ii)     (1,797)
   Provision for losses on assets held for sale      180,255            -- (ii)   (180,255)
   Reorganization items ........................      16,892            -- (ii)    (16,892)
   Data processing, document storage,
    administrative services and management
    fees .......................................      20,896         3,004 (iii)   (17,892)
   Other miscellaneous costs ...................      35,077        35,077              --
                                                 ------------  -------------  -------------
                                                    $300,091       $38,081       $(262,010)
                                                 ============  =============  =============


         (ii) Represents historical amounts related to operations not included in the LMUSA Purchases.

         (iii) Represents amounts necessary to replace these services based on (Parent) Holdings' historical annual cost per loan based on the average number of loans serviced.

   (5) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the year ended December 31, 1995 related to the LMUSA Purchases was computed as follows:

 Federal AMT, reduced, to the extent of 90%, by net
 operating loss carryovers .................................  $  739
State taxes, at an assumed rate of 8% ......................   3,213
                                                             -------
                                                              $3,952
                                                             =======

   (6) Represents 20% minority interest relative to $36,210 in pro forma net income relating to the LMUSA Purchases.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)
 (C) CAL FED ACQUISITION

                                                                                                    CAL FED
                                                                                                  ACQUISITION
                                                   CAL FED        VALUATION        PRO FORMA       PRO FORMA
                                                  HISTORICAL   ADJUSTMENTS (a)  ADJUSTMENTS (b)     TOTALS
                                                ------------  ---------------  ---------------  -------------
INTEREST INCOME:
Loans receivable ..............................   $  706,900    $     15,100 (1) $         --     $  722,000
Securities ....................................      124,200              --               --        124,200
Mortgage-backed securities ....................      164,000          28,600 (1)           --        192,600
Other interest income .........................       12,900              --      (33,989)(3)        (21,089)
                                                ------------  ---------------  ---------------  -------------
 Total interest income ........................    1,008,000          43,700         (33,989)      1,017,711
INTEREST EXPENSE:
Deposits ......................................      441,600     (45,400)(1)               --        396,200
Borrowings ....................................      254,500          (9,100)(1)           --        245,400
                                                ------------  ---------------  ---------------  -------------
 Total interest expense .......................      696,100        (54,500)               --        641,600
                                                ------------  ---------------  ---------------  -------------
Net interest income ...........................      311,900          98,200         (33,989)        376,111
Provision for loan losses .....................       31,800              --               --         31,800
                                                ------------  ---------------  ---------------  -------------
Net interest income after provision for loan
 losses .......................................      280,100          98,200         (33,989)        344,311
NONINTEREST INCOME:
Customer banking fees .........................       42,100              --               --         42,100
Mortgage banking operations ...................       12,400      (8,800)(1)               --          3,600
Net gain (loss) on sales of assets ............        6,600              --               --          6,600
Other .........................................        2,400              --               --          2,400
                                                ------------  ---------------  ---------------  -------------
 Total noninterest income .....................       63,500         (8,800)               --         54,700
NONINTEREST EXPENSE:
Compensation and benefits .....................       97,100              --      (27,692)(4)         69,408
Other .........................................      152,800          55,811 (2)  (50,328)(4)        158,283
                                                ------------  ---------------  ---------------  -------------
 Total noninterest expense ....................      249,900          55,811         (78,020)        227,691
                                                ------------  ---------------  ---------------  -------------
Income (loss) before income taxes and minority
 interest .....................................       93,700          33,589           44,031        171,320
Income tax (benefit) expense ..................          100              --           22,592 (5)     22,692
                                                ------------  ---------------  ---------------  -------------
Net income (loss) before minority interest  ...       93,600          33,589           21,439        148,628
MINORITY INTEREST .............................       25,600              --           24,606 (6)     50,206
                                                ------------  ---------------  ---------------  -------------
Net income (loss) .............................   $   68,000    $     33,589     $    (3,167)     $   98,422
                                                ============  ===============  ===============  =============

------------

(a) Represents adjustments to reflect (i) the amortization or accretion of fair value adjustments and (ii) the elimination of amortization of Cal Fed's historical intangible assets.

(b) Represents adjustments to reflect (i) the reduction in interest income relative to the loss in yield on the purchase price of the Cal Fed Acquisition funded with existing cash, (ii) the elimination of certain noninterest expense due to consolidation of Cal Fed operations with (Parent) Holdings' and (iii) income taxes relative to the Cal Fed Acquisition.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)
 (C) CAL FED ACQUISITION (CONTINUED)

(1) Represents amortization or accretion of fair value adjustments as follows:

                               IMPACT ON INCOME
                             BEFORE INCOME TAXES,
                              EXTRAORDINARY ITEM
                             AND MINORITY INTEREST
                              INCREASE/(DECREASE)
                            ---------------------
Loans receivable, net  ....         $15,100
Mortgage-backed securities           28,600
Deposits ..................          45,400
Borrowings ................           9,100
Mortgage servicing rights            (8,800)

(2)    Represents adjustments consisting of the following:

                                                                         IMPACT ON INCOME
                                                                       BEFORE INCOME TAXES,
                                                                        EXTRAORDINARY ITEM
                                                                       AND MINORITY INTEREST
                                                                        INCREASE/(DECREASE)
                                                                      ---------------------
Amortization of fair value adjustment--amortization of goodwill  ....        $(59,287)
Elimination of amortization of Cal Fed's historical intangible
 assets .............................................................           3,476
                                                                      ---------------------
                                                                             $(55,811)
                                                                      =====================

(3) Represents the reduction in interest income relative to the loss in yield on the purchase price of the Cal Fed Acquisition funded with existing cash. The loss was estimated using an interest rate of 5.75%, which approximates the average interest rate on short term investments during 1995.

(4) Represents adjustments to other noninterest expense relating to the consolidation of Cal Fed's operations into those of (Parent) Holdings. A substantial portion of Cal Fed's operations will be consolidated into the existing operations of (Parent) Holdings, resulting in a reduction in headcount of 850, or approximately 35%, across all business areas. In addition, seven retail branches and two administrative offices will be closed. Expected savings from such consolidation include compensation, occupancy, travel, telecommunications, data processing and marketing expenses. The expense reduction for the year ended December 31, 1995 represents a 32% reduction over historical levels based on management's current transition plan:

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)
(C) CAL FED ACQUISITION (CONTINUED)

                                     CAL FED       COST OF      ADJUSTMENT-
                                   HISTORICAL      ONGOING        EXPENSE
BUSINESS AREA:                        COSTS       OPERATIONS     REDUCTION
-------------------------------  -------------  ------------  -------------
Compensation:
 Retail Banking ................    $ 50,284       $ 50,913      $   (629)
 Information Technology ........         625          1,428          (803)
 Commercial Real Estate ........       8,248          1,851         6,397
 Mortgage Banking ..............      18,426         12,545         5,881
 Legal .........................       1,930            880         1,050
 Finance .......................       6,412            875         5,537
 Internal Audit ................       1,383            212         1,171
 Executive and Other ...........       5,932             --         5,932
 Human Resources ...............       2,818            300         2,518
 Corporate Services ............       1,071            433           638
                                 -------------  ------------  -------------
                                      97,129         69,437        27,692
Occupancy & Other Expense:
 Retail Banking ................      12,166         27,555       (15,389)
 Information Technology ........      30,048          8,549        21,499
 Commercial Real Estate ........       3,739            379         3,360
 Mortgage Banking ..............       7,055          4,788         2,267
 Legal .........................       3,364          7,420        (4,056)
 Finance .......................       7,819            481         7,338
 Internal Audit ................         560             --           560
 Executive and Other ...........       6,193             --         6,193
 Human Resources ...............       3,574             --         3,574
 Corporate Services ............      48,782         23,800        24,982
                                 -------------  ------------  -------------
                                     123,300         72,972        50,328

SAIF Deposit Insurance Premium        25,996         25,996            --
                                 -------------  ------------  -------------
 Total Noninterest Expense  ....    $246,425(i)    $168,405      $ 78,020
                                 =============  ============  =============

   (i) Balance represents total historical nonintereest expense of $249,900 less historical amortization of intangible assets already adjusted in note 2 on page P-28.

(5) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the year ended December 31, 1995 related to the Cal Fed Acquisition was computed as follows:

Income bfore taxes ...............................................  $171,320
Add back: permanent differences--amortization of goodwill  ......     59,287
                                                                  ----------
Taxable income ..................................................   $230,607
                                                                  ==========

Federal AMT, reduced, to the extent of 90%, by net operating
 loss carryovers ................................................   $  4,243
State taxes, at an assumed rate of 8% ...........................     18,449
                                                                  ----------
                                                                    $ 22,692
                                                                  ==========

(6) Represents 20% minority interest relative to $123,028 in pro forma net income relating to the Cal Fed Acquisition after giving effect to the Cal Fed preferred stock dividends of $25,600.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)
 (D) BRANCH SALES

                                                                                           BRANCH SALES
                                          OHIO SALE PRO   MICHIGAN SALE   NORTHEAST SALE    PRO FORMA
                                              FORMA         PRO FORMA       PRO FORMA         TOTALS
                                         -------------  ---------------  --------------  --------------
INTEREST INCOME:
Loans receivable .......................  $   (119)(a)    $    (64)(a)    $    (440)(a)    $     (623)
Securities .............................            --              --               --             --
Mortgage-backed securities .............            --              --               --             --
Other interest income ..................            --              --               --             --
                                         -------------  ---------------  --------------  --------------
 Total interest income .................         (119)            (64)            (440)          (623)
INTEREST EXPENSE:
Deposits ...............................   (65,588)(a)     (32,677)(a)     (113,265)(a)      (211,530)
Borrowings .............................        86,565 (1)       45,869 (1)       148,237 (1)     280,671 (1)
                                         -------------  ---------------  --------------  --------------
 Total interest expense ................        20,977          13,192           34,972         69,141
                                         -------------  ---------------  --------------  --------------
Net interest income ....................      (21,096)        (13,256)         (35,412)       (69,764)
Provision for loan losses ..............            --              --               --             --
                                         -------------  ---------------  --------------  --------------
Net interest income after provision for
 loan losses ...........................      (21,096)        (13,256)         (35,412)       (69,764)
NONINTEREST INCOME:
Customer banking fees ..................    (7,076)(a)      (5,673)(a)       (9,479)(a)       (22,228)
Mortgage banking operations ............            --              --               --             --
Net loss on sales of assets ............            --              --               --             --
Other ..................................      (240)(a)        (139)(a)         (410)(a)          (789)
                                         -------------  ---------------  --------------  --------------
 Total noninterest income ..............       (7,316)         (5,812)          (9,889)       (23,017)
NONINTEREST EXPENSE:
Compensation and benefits ..............    (6,771)(a)      (4,154)(a)       (8,551)(a)       (19,476)
Other ..................................    (7,436)(a)      (4,348)(a)      (14,039)(a)       (25,823)
                                         -------------  ---------------  --------------  --------------
 Total noninterest expense .............      (14,207)         (8,502)         (22,590)       (45,299)
                                         -------------  ---------------  --------------  --------------
Income (loss) before income taxes and
 minority interest .....................      (14,205)        (10,566)         (22,711)       (47,482)
Income tax (benefit) expense ...........       (1,397)         (1,039)          (2,235)     (4,671)(2)
                                         -------------  ---------------  --------------  --------------
Net income (loss) before minority
 interest ..............................      (12,808)         (9,527)         (20,476)       (42,811)
MINORITY INTEREST ......................       (2,561)         (1,905)          (4,096)         (8,562)(3)
                                         -------------  ---------------  --------------  --------------
Net income (loss) ......................  $   (10,247)    $    (7,622)    $    (16,380)    $  (34,249)
                                         =============  ===============  ==============  ==============

------------

(a) Represents historical information related to the retail banking facilities in Ohio, Michigan and the Northeast. Other noninterest expense includes occupancy, SAIF insurance premiums, marketing, OTS assessments, data processing and telecommunications directly attributable to the Ohio, Michigan and Northeast retail branch operations.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                            (DOLLARS IN THOUSANDS)

(D) BRANCH SALES (CONTINUED)

   (1) Represents increase in interest expense on borrowings to fund the Branch Sales, as follows:

     FUNDING                                            ADDITIONAL                 INTEREST
     SOURCE                     PERIOD                  BORROWINGS      RATE       EXPENSE
---------------  -----------------------------------  ------------  -----------  ----------
FHLB advances     January 1, 1995 - December 31, 1995   $2,000,000      7.72%(i)   $154,400
Reverse repos     January 1, 1995 - December 31, 1995    2,132,967      5.92%(ii)   126,271
                                                      ------------               ----------
                                                        $4,132,967                 $280,671
                                                      ============               ==========

The sales are assumed to be funded by a combination of a one-year FHLB advance of $2 billion and reverse repurchase agreements, as these instruments most closely meet the Bank's current interest rate risk management objectives in conjunction with the borrowing capacities for the respective debt instruments. Additional pro forma borrowings are computed as follows:

                                                  OHIO       MICHIGAN    NORTHEAST       TOTAL
                                             ------------  ----------  ------------  ------------
Deposit totals at January 1, 1995 ..........   $1,431,872    $749,788    $2,369,728    $4,551,388
Less:
 Carrying value of office premises and
  equipment ................................        8,591       6,510        13,397        28,498
 Carrying value of loans receivable  .......        2,836       3,333         6,353        12,522
 Carrying value of cash and cash
  equivalents ..............................        9,395       3,830         8,150        21,375
 Gain on sale (iii) ........................      131,233      52,510       172,283       356,026
                                             ------------  ----------  ------------  ------------
Additional pro forma borrowings ............   $1,279,817    $683,605    $2,169,545    $4,132,967
                                             ============  ==========  ============  ============

(i)     Represents rate for a one-year fixed rate FHLB advance as of January
        1, 1995.

(ii)    Represents average reverse repurchase rate for 1995.

(iii)   Represents pro forma gain on Branch Sales, computed as follows:

                                        OHIO       MICHIGAN    NORTHEAST       TOTAL
                                   ------------  ----------  ------------  ------------
Deposit totals at January 1, 1995    $1,431,872    $749,788    $2,369,728    $4,551,388
Premium percentage per contract  .         9.10%       7.18%         7.30%         7.85%
                                   ------------  ----------  ------------  ------------
 Total pro forma premium .........      130,300      53,835       172,990       357,125
 Adjustment of intangibles
  related to deposits sold .......          933      (1,325)         (707)       (1,099)
                                   ------------  ----------  ------------  ------------
 Gain on sale of deposits (a)  ...   $  131,233    $ 52,510    $  172,283    $  356,026
                                   ============  ==========  ============  ============

  (a) The remaining assets and liabilities will be sold at their respective carrying values, resulting in no gain or loss.

(2) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the year ended December 31, 1995 related to the Branch Sales was computed as follows:

 Federal AMT, reduced, to the extent of 90%, by net
 operating loss carryovers ........................   $  (873)
 State taxes, at an assumed rate of 8% ............    (3,798)
                                                    ---------
                                                      $(4,671)
                                                    =========

(3) Represents minority interest relative to $42,811 in pro forma losses relating to the Branch Sales.

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
        NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                            (DOLLARS IN THOUSANDS)
 (E) PRO FORMA ADJUSTMENTS

(1) Represents the decrease in interest expense relative to the paydown of securities sold under agreements to repurchase with proceeds from the issuance of Series A Preferred Shares. The reduction in interest expense was established using an interest rate of 6.008%, the weighted average rate of these obligations during the year ended December 31, 1995 using a one month LIBOR rate less five basis points.

(2)    Represents interest expense as follows:

 $575 million 10 5/8% Notes ..................... $ 61,094
$140 million 9 1/8% Senior Subordinated Notes  .    12,775
$455 million (Parent) Holdings 12 1/2% Senior
 Notes .........................................    56,875
                                                 ---------
                                                  $130,744
                                                 =========

(3)    Represents the amortization of:

 $20,000 in deferred debt issuance costs over the seven year
 term of the 10 5/8% Notes .....................................   $2,857
$5,600 in deferred debt issuance costs over the seven year term
 of the Holdings 9 1/8% Senior Subordinated Notes ..............      800
$18,076 in deferred debt issuance costs over the seven year
 term of the (Parent) Holdings 12 1/2% Senior Notes  ...........    2,582
                                                                 --------
                                                                   $6,239
                                                                 ========

(4) Represents amounts necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the year ended December 31, 1995 related to the issuance of the Series A Preferred shares, the issuance of the Holdings 9 1/8% Senior Subordinated Notes and the Notes was computed as follows:

 Federal AMT, reduced, to the extent of 90%, by net
 operating loss carryovers .................................   $(2,399)
State, at an assumed rate of 4.425% ........................    (5,554)
                                                             ----------
                                                               $(7,953)
                                                             ==========

(5)    Represent adjustments to minority interest as follows:

     (a) Preferred stock dividends on the $200,000 Series A Preferred Shares, net of tax benefits, at an assumed rate of 9 1/4% per annum. The tax benefit is due to the deductibility of the dividend for income tax purposes as a result of Calfornia Federal Preferred Capital Corporation's qualification as a real estate investment trust. Each 25 basis point change in the interest rate on the Series A Preferred Shares would change interest expense, net of tax benefits, by $450. If the underwriter's 15% over-allotment option is exercised in full, dividends on the Series A Preferred Shares, net of tax benefits, for the period would increase by $2,498.

     (b) Dividends on Holdings Preferred Stock (estimated at 12% per annum), including the compounding effect of dividends paid-in-kind.

     (c) Hunter's Glen 20% minority interest, net of tax, relative to the $575 million Notes at 10 5/8%, the $140 million Holdings 9 1/8% Senior Subordinated Notes and the decrease in interest expense relative to the paydown of securities sold under agreements to repurchase with proceeds from the issuance of the Series A Preferred Shares.

                              GLOSSARY OF TERMS

   "Acquisitions" means the Cal Fed Acquisition, the SFFed Acquisition and the LMUSA Purchases.

   "AMT" means federal alternative minimum tax.

   "Assistance Agreement" means the amended agreement by and among the Bank, FSLIC Resolution Fund (as successor to the Federal Savings and Loan Insurance Corporation), First Gibraltar Holdings Inc. and MacAndrews & Forbes Holdings Inc.

   "Bank" means First Nationwide Bank, A Federal Savings Bank.

   "Branch Purchases" means the acquisitions by the Bank of (i) in April 1995 of $13 million in deposits located in Tiburon, California from East-West Federal Bank, a federal savings bank, (ii) in August 1995 of three retail branches located in Orange County, California with deposit accounts totalling approximately $356 million from ITT Federal Bank, fsb and (iii) on December 8, 1995 of four retail branches located in Sonoma County, California with associated deposit accounts of approximately $144 million from Citizens Federal Bank, a Federal Savings Bank.

   "Branch Sales" means, collectively, the Ohio Branch Sale, the Northeast Branch Sales and the Michigan Branch Sale.

   "California Federal Litigation" means the claim by California Federal against the United States in the lawsuit, California Federal Bank v. United States, Civil Action No. 92-138C.

   "Capital Contribution" means the net proceeds from the Notes and the net proceeds from the issuance of the Holdings Preferred Stock, totalling approximately $700 million which will be contributed by Holdings to First Nationwide.

   "Cash Payment" means the cash payment, if any, actually received by California Federal pursuant to a final, nonappealable judgment in final settlement of the California Federal Litigation.

   "FHLB" means the Federal Home Loan Bank.

   "FN Escrow Merger" means a merger agreement, dated September 19, 1996 by and between Holdings and FN Escrow whereby FN Escrow will be merged with and into Holdings.

   "FNMC" means First Nationwide Mortgage Corporation, the Bank's mortgage banking subsidiary.

   "Holdings 9 1/8% Senior Subordinated Notes" means the $140 million aggregate principal amount of 9 1/8% Senior Subordinated Notes Due 2003 and issued by Holdings.

   "Home Federal Acquisition" means the acquisition on June 1, 1996 by the Bank of Home Federal Financial Corporation and its wholly owned federally chartered savings association subsidiary, Home Federal Savings and Loan Association of San Francisco, which had approximately $717 million in assets and $646 million in deposits and operated 15 branches in Northern California.

   "Litigation Interests" means the Contingent Litigation Recovery Participation Interests distributed in July 1995 by California Federal to its common shareholders, each entitling the holder thereof to receive an amount (the aggregate of such amounts being referred to as the "Recovery Payment") equal to five millionths of one percent (0.00005%) of the Cash Payment after deduction of (i) the aggregate expenses incurred by California Federal in prosecuting the California Federal Litigation and obtaining such Cash Payment, (ii) any income tax liability of California Federal, computed on a pro forma basis, as a result of California Federal's receipt of such Cash Payment (net of any income tax benefit to California Federal from making the Recovery Payment, and disregarding for purposes of this clause (ii) the effect of any net operating loss carryforwards of other tax attributes held by California Federal or any of its subsidiaries or affiliated entities) and
(iii) the expenses incurred by California Federal in connection with the creation, issuance and trading of the Litigation Interests, including without limitation, legal and accounting fees and the fees and expenses of the certificate agent.

   "LMUSA" means Lomas Mortgage USA, Inc.

    "LMUSA Purchases" means the LMUSA 1995 Purchase and the LMUSA 1996
Purchase.

   "LMUSA 1995 Purchase" means the purchase of FNMC on October 2, 1995 from LMUSA of a loan servicing portfolio of approximately $11.1 billion, a master servicing portfolio of 2.9 billion and other assets.

   "LMUSA 1996 Purchase" means the purchase of FNMC on January 31, 1996 from LMUSA of its remaining loan servicing portfolio which, as of December 31, 1995, totalled $14.1 billion, a master servicing portfolio of $2.7 billion and other assets.

   "master serving portfolio" means a portfolio of mortgage servicing rights, which are rights to service mortgages held by others, which mortgage servicing rights are owned by third parties who have contracted with FNMC to monitor the performance, and consolidate the reporting, of various other services.

   "Michigan Branch Sale" means the sale of the Bank's 21 retail branches in Michigan that was consummated on June 28, 1996.

   "Northeast Branch Sales" means the sales of the Bank's 30 retail branches in New York and New Jersey that were consummated on March 22, 1996.

   "Ohio Branch Sale" means the sale of the Bank's 28 retail branches in Ohio that was consummated on January 19, 1996.

   "OTS" means the Office of Thrift Supervision.

   "(Parent) Holdings 12 1/2% Senior Notes" means the $455 million aggregate principal amount of 12 1/2% Senior Notes due 2003 and issued by (Parent) Holdings.

   "SAIF" means the Savings Association Insurance Fund, which insures the deposit accounts of First Nationwide, up to applicable limits.

   "Secondary Litigation Interest" means a Secondary Contingent Litigation Recovery Participation Interest which will entitle the holder thereof to receive an amount equal to twenty millionths of one percent (0.000020%) of the Secondary Recovery Payment, if any. Pursuant to the merger agreement regarding the Cal Fed Acquisition, Cal Fed will distribute to common shareholders entitled to receive the merger consideration one-tenth of a Secondary Litigation Interest for each share of Cal Fed common stock held.

   "Secondary Recovery Payment" means sixty percent (60%) of the amount obtained from the following equation: (a) the Cash Payment, minus (b) the sum of the following: (i) the aggregate expenses incurred by California Federal in prosecuting the California Federal Litigation and obtaining such Cash Payment, (ii) any income tax liability of California Federal, computed on a pro forma basis, as a result of California Federal's receipt of such Cash Payment (net of any income tax benefit to California Federal, computed on a pro forma basis, from the payment of a portion of the Secondary Recovery Payment to holders of Secondary Litigation Interests), (iii) the expenses incurred by California Federal in connection with the creation issuance and trading of the Litigation Interests and the Secondary Litigation Interests, including without limitation, legal and accounting fees and the fees and expenses of the interest agent, (iv) the payment due to holders of the Litigation Interests and (v) one hundred twenty-five million dollars ($125,000,000). "Income tax liability of California Federal computed on a pro forma basis" means the aggregate amount of any and all relevant items of income, gain, loss, or deduction associated with the receipt by California Federal of the Cash Payment multiplied by the highest, combined marginal rate of federal, state and local income taxes in the relevant year and disregarding for purposes of such computation the effect of any net operation loss carryforwards or other tax attributes of California Federal or any of its subsidiaries or affiliated entities. "Income tax benefit to California Federal computed on a pro forma basis" means the aggregate amount of any and all relevant items of income, gain, loss, or deduction associated with the payment by California Federal of the Secondary Recovery Payment multiplied by the highest, combined marginal rate of federal, state and local income taxes in the relevant year and disregarding for purposes of such computation the effect of any net operation loss carryforwards or other tax attributes of California Federal or any of its subsidiaries or affiliated entities.

    "Series A Preferred Shares" means the $200 million aggregate liquidation value of par value $.01 per share Preferred Stock of California Federal Preferred Capital Corporation.

   "SFFed" means SFFed Corp.

   "SFFed Acquisition" means the acquisition by the Bank on February 1, 1996 of SFFed and its wholly owned subsidiary, San Francisco Federal Savings and Loan Association, which had approximately $4.0 billion in assets and approximately $2.7 in deposits and operated 35 branches in the Northern California area.

   "Special SAIF Assessment" means a special assessment related to the recapitalization of the SAIF which was levied based on a rate of 65.7 cents per $100 of SAIF-insured domestic deposits held as of March 13, 1995 as a result of the Economic Growth and Regulatory Paperwork Reduction Act of 1996.

                              P-35